EX-99.CODE ETH


                  THE CHARTWELL DIVIDEND AND INCOME FUND, INC.



                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS


The Board of Directors (the "Board") of The Chartwell Dividend and Income Fund, Inc. (the "Fund") has adopted this Code of Ethics (the "Code") for certain senior officers of the Fund to guide and remind such officers of their responsibilities to the Fund and its shareholders. Such officers are expected to act in accordance with the guidance and standards set forth in this Code.

I.       COVERED OFFICERS AND PURPOSE OF THE CODE

The Code applies to the Fund's principal executive officer(s) and principal financial officer(s), and any persons performing similar functions on behalf of the Fund, regardless of whether such persons are employed by the Fund or a third party (the "Covered Officers") (each of whom is listed in Exhibit A). The purpose of the Code is to promote:

     o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     o full, fair, accurate, timely and understandable disclosure in reports and documents that the Fund files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Fund*;

     o   compliance with applicable laws and governmental rules and regulations;

     o the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

     o   accountability for adherence to the Code.

Each Covered Officer is obligated to use his or her best efforts to promote the factors listed above, should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.



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*        If a Covered Person becomes aware that  information  filed with the SEC or made available to the public contains any false or misleading information or omits to disclose necessary information, he or she shall promptly report it to the Audit Committee.



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II.      ETHICAL HANDLING OF ACTUAL AND APPARENT CONFLICTS OF INTEREST

         A.       CONFLICTS OF INTEREST - GENERAL

                  1. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his or her service to, the Fund and its shareholders, including if a Covered Officer, or a member of his or her family, receives improper personal benefits as a result of his or her position with the Fund.

                  2. A conflict of interest generally arises if a Covered Officer, or a member of his or her family, directly or indirectly participates in any investment, interest, association, activity or relationship that may impair or appear to impair the Covered Officer's objectivity.

         B.       SCOPE

                  This Code does not, and is not intended to, repeat or replace the following programs and procedures, and such conflicts that fall outside of the parameters of this Code:

                  1. Certain conflicts of interest already are subject to conflicts of interest provisions in the Investment Company Act of 1940, as amended (the "1940 Act"), and the Investment Advisers Act of 1940 (the "Advisers Act").

                  2. The Fund's and the investment adviser's compliance programs and procedures that are designed to prevent, or identify and correct, violations of these provisions.

         C.       TYPES OF CONFLICTS

                  1.       CONTRACTUAL RELATIONSHIPS

                  Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Fund, investment adviser, or service providers of which the Covered Officers may also be officers or employees. As a result, this Code recognizes that the Covered Officers may, in the normal course of their duties (whether formally for the Fund, for the investment adviser or for the service providers), be involved in establishing policies and implementing decisions that will have different effects on the Fund, the adviser or other service providers. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and the investment adviser or other service provider and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. Thus, if performed in conformity with the provisions of the 1940 Act and the Advisers Act, such activities will be deemed to have been handled ethically.



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                  2.       OTHER INVESTMENT COMPANIES

                  In addition, it is recognized by the Fund's Board that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

                  3.       ADDITIONAL CONFLICTS

                  Other conflicts of interest may be covered by the Code, even if such conflicts of interest are not subject to provisions in the 1940 Act and the Advisers Act.

         D.       PERSONAL INTERESTS

         The major principle of this Code is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that this list is not exhaustive.

         Each Covered Officer must:

         o    not use his or her personal  influence  or personal  relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally to the detriment of the Fund;

         o not cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit the Fund;

         o not use material non-public knowledge of portfolio transactions made or contemplated for the Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions; and

         o report at least annually affiliations or other relationships with the Fund or the investment adviser, including any related conflict of interest.

         E.       REPORTING OF CONFLICTS

         There are some actual or potential conflicts of interest situations that should always be approved by the Audit Committee if material. Covered Officers are encouraged to discuss with the Audit Committee any potential conflict the materiality of which is uncertain. Examples of reportable conflicts include:

         o service as a director on the board of any public or private company;

         o the receipt of any non-nominal gifts, i.e., those in excess of $250.00, in connection with the management, operations, sale or distribution of the Fund;



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         o    the receipt of any  entertainment  from any company with which the
              Fund has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

         o any ownership interest in, or any consulting or employment relationship with, any of the Fund's service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof;

         o a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership; and

         o any other interest, relationship or matter that a Covered Person or the Board determines, in his or her reasonable judgement, warrants disclosure.

         There are potential conflict of interest situations, which may be engaged in by Covered Officers or by members of their family, that should be discussed with the Audit Committee. A Covered Person should use reasonable judgement to determine if a conflict, other than conflicts listed above, is material and warrants disclosure to the Audit Committee.

III.     COMPLIANCE AND DISCLOSURE

         A.       COMPLIANCE

         Each Covered Officer should:

         1. familiarize himself or herself with the disclosure requirements generally applicable to the Fund;

         2. not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund's directors and auditors, governmental regulators and self-regulatory organizations and any other organization;

         3. to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Fund, investment adviser and other service providers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund files with, or submits to, the SEC and in other public communications made by the Fund; and

         4. promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.



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         B.       DISCLOSURE

                  Unless otherwise required by law, this Code shall be disclosed as required by the SEC.


IV.      ACCOUNTABILITY

         Each Covered Officer must:

         o upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he or she has received, read, and understands the Code;

         o annually thereafter affirm to the Board that he or she has complied with the requirements of the Code and reported any violations of the Code;

         o not retaliate against any other Covered Officer or any employee of the Fund, affiliated persons of the Fund or the Fund's service providers for reports of potential violations that are made in good faith; and

         o notify the Chairman of the Audit Committee promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code.


V.       REPORTING PROCEDURES

         1.       RESPONSIBILITY**

                  o The Fund's Audit Committee is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation.

                  o The Fund's Audit Committee may consult Fund counsel in order to effectively discharge its responsibilities.

                  o Records shall be maintained of all activities related to this Code.

         2.       INVESTIGATION PROCEDURES**

                  The Fund will follow these procedures in investigating and enforcing the Code:



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**       The  Audit   Committee   may   delegate   its   reporting   procedures,
         responsibilities and investigation procedures to the Chairman of the Audit Committee.


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                  o    The Audit Committee will take all  appropriate  action to
                       investigate any potential violations of the Code;

                  o    If,  after  such   investigation,   the  Audit  Committee
                       believes that no violation has occurred, the Audit Committee is not required to take any further action;

                  o Any matter that the Audit Committee believes is a violation of this Code will be reported to the Board; and

                  o If the Board concurs that a violation has occurred, it will take action which it considers appropriate. Such action may include a review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of each service provider or its governing body; or a recommendation to dismiss the Covered Officer.

         3.       WAIVERS

                  Any approvals or waivers, implicit or otherwise, sought by a Covered Person will be considered by the Audit Committee. Such Committee will be responsible for granting waivers, as appropriate; and any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

                  A waiver is the approval of a material departure from a provision of this Code. An implicit waiver is the Fund's failure to take action within a reasonable period of time regarding a material departure from a provision of this Code that has been made known to an executive officer of the Fund.

V.       OTHER POLICIES AND PROCEDURES

This Code shall be the sole code of ethics  adopted by the Fund for  purposes of
Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Fund, the investment adviser or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Fund's and its investment adviser's codes of ethics under Rule 17j-1 under the 1940 Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.      AMENDMENTS

Any amendments to this Code must be approved or ratified by a majority vote of the Board, including a majority of disinterested directors, as that term is defined by the 1940 Act.



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VII.     CONFIDENTIALITY

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Audit Committee.


VIII.    INTERNAL USE

The Code is intended solely for the internal use by the Fund and does not constitute an admission, by or on behalf of any Fund, as to any fact, circumstance, or legal conclusion.

Adopted: October 15, 2003







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EXHIBIT A

Persons Covered by this Code of Ethics:

         Winthrop S. Jessup, President and Principal Executive Officer

         G. Gregory Hagar, Vice President and Principal Financial Officer




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